                                                                    EXHIBIT 10.4


                                    AMENDMENT

                       EXECUTIVE SALARY CONTINUATION PLAN
                                  GARY D. GALL
                              DATED JANUARY 9,1995


Page 6-Paragraph 7 (Verbiage in italics is an addition to paragraph seven (7)

PAYMENT OF BENEFITS SUBJECT TO EXECUTIVE NOT COMPETING WITH THE BANK. Notwithstanding anything to the contrary, the benefits payable to Executive pursuant to this Agreement are conditioned upon the Executive not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Employer, for a period of three years after Executive terminates employment with Employer. Parties understand that should headquarters be re-located this clause can be re-negotiated. In the event executive breaches such condition, Employer shall immediately terminate any and all remaining payments for benefits due to Executive or Executive's beneficiaries pursuant to this Agreement, and the Bank shall have no liability to Executive or Executive's beneficiaries for any benefits or payments pursuant to this Agreement, EXCEPT IN THE EVENT OF AN ACQUISITION WHERE WESTERN SIERRA BANK IS NOT THE SURVIVING INSTITUTION, IN WHICH CASE PARAGRAPH (7) DOES NOT APPLY.

IN WITNESS WHEREOF, the Employer and the Executive have executed this amendment on the date below in the City of Cameron Park, California.


THE EMPLOYER:                             THE EXECUTIVE:

WESTERN SIERRA NATIONAL BANK
A CALIFORNIA CORPORATION

By: /s/ JOSEPH A. SURRA                     By: /s/ GARY D. GALL
    ---------------------------------           --------------------------------
    Joseph A. Surra                             Gary D. Gall
    Chairman of the Board                       President/CEO


Date: NOVEMBER 18, 1997                   Date: NOVEMBER 18, 1997
      ------------------------------            --------------------------------

                     EXECUTIVE SALARY CONTINUATION AGREEMENT

This agreement is made and entered into this 9th day of January, 1995, by and between Western Sierra National Bank, a corporation organized under the laws of the State of California (the "Employer"), and Gary D. Gall, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                    RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

WHEREAS, it is deemed to be in the best interest of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                    AGREEMENT

1.    TERMS AND DEFINITIONS.

      1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purpose of ERISA, the " fiduciary" of this Agreement where a fiduciary is required by ERISA.

      1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of $75,000 multiplied by the applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

      1.3. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance or personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date the Executive's employment is terminated for purposes of this Agreement. In the event that Executive's employment with Employer is terminated other than by reason of death, disability, Retirement or voluntary termination on the part of the Executive, Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive's employment is terminated, provided that in no event shall Executive be deemed to have completed a year of service for any partial year if the partial year occurs prior to the first anniversary date of this Agreement.

      1.4. BENEFICIARY. The term "beneficiary or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "B", to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

      1.5. THE CODE. The Code shall mean the Internal Revenue Code of 1986, as amended ("the Code").

      1.6. DISABILITY/DISABLED. The term "Disability or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled", the these terms shall mean an illness or incapacity which having continued for a period of one hundred eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

      1.7. EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement (as defined below) of the Executive on a date which occurs after the date upon which the Executive has, measured in the aggregate and from the date of this Agreement to the date of the Executive's Retirement, been employed by the Employer for no less than fifteen (15) years.

      1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.

      1.9. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.10. PLAN YEAR. The term "Plan Year" shall mean the Employer's calendar year.

      1.11. RETIREMENT. The term "Retirement", "Retires" or "Retire" shall refer to the date which the Executive acknowledges in writing to Employer to be the last day he will provide any significant personal services, whether as an employee or independent consultant, or contractor to Employer or to, for, or on behalf of, any other business entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal service" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

      1.12. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any who shall be legally married to the Executive on the date of the Executive's death.

2.    SCOPE, PURPOSE AND EFFECT.

      2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto) , this Agreement (and Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

      2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3.    PAYMENTS UPON OR AFTER RETIREMENT.

      3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the employer until attaining sixty-five
            (65) years of age, the Executive shall be entitled to be paid the Annual Benefit, as defined above, for a period of fifteen (15) years, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date. At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to appropriate in order to reflect a substantial change in the cost of living. Notwithstanding anything contained herein to the contrary, the Employer shall have no obligation hereunder to make such cost-of-living adjustment.

      3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the One Hundred Eighty (180) monthly payments described in paragraph
            3.1 above, the Employer will make a lump sum payment equal to aggregate sum of the then present value of each of the remaining monthly payments to Executive's designated beneficiary within 60 days of the Executive's death. The discount rate used to determine the present value of each remaining monthly payment shall be equal to eight percent (8%) . If a valid Beneficiary Designation is not in place, then the lump sum amount due to the Executive under this paragraph shall be paid to the Executive's Surviving Spouse. If Executive leaves no Surviving Spouse, the lump sum amount due to Executive under this paragraph shall be paid to the duly qualified personal representative, executor, or administrator of the Executives estate.

4.    PAYMENTS IN THE EVENT OF DEATH OR DISABILITY OCCURS PRIOR TO RETIREMENT.

      4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to attaining fifty-eight (58) years of age, or if Executive chooses to work after attaining fifty-eight (58) years of age, but dies before Retirement, the Employer agrees to pay to Executive's designated beneficiary within 60 days of Executive's death a lump sum payment equal to the aggregate sum of) the then present value of the Annual Benefit it were it to be paid in 180 monthly payments with the first payment beginning 30 days after Executive's death. The discount rate used to determine the then present value of each monthly payment shall be equal to eight percent (8%). The Applicable Percentage for purposes of computing the Annual Benefit shall be determined by the number of years of service including years of service with Employer prior to execution of this Agreement, at the time of Executive's death, as set forth on Schedule "A". If a valid Beneficiary Designation is not in place, then the lump sum amount due to the Executive under this paragraph shall be paid to Executive's Surviving Spouse. If Executive leaves no Surviving Spouse, the lump sum amount due to Executive under this paragraph shall be paid to the duly qualified personal representative, executor or administrator for the Executives estate.

      4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall: (i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and (ii) be entitled to be paid the Annual Benefit, as set forth on Schedule "A", for fifteen (15) years, as determined by the applicable years of service at the time of disability, as defined above, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-five (65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the forgoing, in the event Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date of this Agreement and prior to Retirement, the payments provided in Paragraph 4.1 shall be paid in lieu of the payments provided in this Paragraph 4.2, provided that Executive or his legal representative shall have not elected to take the benefits provided by Paragraph 5, and payments provided for in this Paragraph
            4.2 have not commenced.

5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED OTHER THAN DEATH, DISABILITY OR RETIREMENT. As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason including voluntary termination by the Executive, termination with or without cause by the Employer, but other than by reason of Disability except as provided in Paragraph 4.2, death or Retirement, the Executive or his legal representative shall be entitled to be paid the Annual Benefit for a period of fifteen (15) years, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, in One Hundred Eighty (180) equal monthly installments, with each beginning with the month following the month in which the Executive attains sixty-five (65) years of age, or, if earlier, beginning with the month following the Executive's death.

6. PAYMENTS IN THE EVENT THE EXECUTIVE ELECTS EARLY RETIREMENT. The Executive shall have the right to elect to receive the Annual benefit prior to attaining sixty-five (65) years of age if he chooses to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.7 above. In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Annual Benefit for a period of fifteen (15)years, as set forth on Schedule "A" and determined by the applicable years of service at the time of early retirement, as defined above, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs.

7. PAYMENT OF BENEFITS SUBJECT TO EXECUTIVE NOT COMPETING WITH THE BANK. Notwithstanding anything to the contrary, the benefits payable to Executive pursuant to this Agreement are conditioned upon the Executive not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Employer, excluding the City of Sacramento for a period of three years after Executive terminates employment with Employer. Parties understand that should headquarters be re-located this clause can be re-negotiated. In the event Executive breaches such condition, Employer shall immediately terminate any and all remaining payments for benefits due to Executive or Executive's beneficiaries pursuant to this Agreement, and the Bank shall have no liability to Executive or Executive's beneficiaries for any benefits or payments pursuant to this Agreement.

8. NO OWNERSHIP RIGHTS TO EMPLOYER'S ASSETS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement

      ("Benefits"). The rights of the Executive or any beneficiary of the Executive under this Agreement shall be solely those of an unsecured creditor of the Employer.

      In the event that the Employer, in its sole and absolute discretion, elects to acquire an insurance policy, an annuity or any other asset to recoup the costs or any portion thereof of the Benefits, then such insurance policy, annuity or other asset shall not be deemed to be held under any trust for the benefit of the Executive or his or her beneficiaries or to be security for the performance of the obligations of the Employer under this Agreement, but shall be, and remain, a general unpledged, unrestricted asset of the Employer. The Executive and his or her beneficiaries shall have no rights whatsoever with respect to, or any claim against, any such insurance policy, annuity or other asset. In connection with Employer electing to acquire any such insurance policy or annuity, the Executive agrees to cooperate to facilitate such acquisition, and pursuant thereto shall execute such documents and undergo such medical examinations or tests as Employer may reasonably request.

9. CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to the benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse, or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse, or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

10. STATUS OF AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse and the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit or the Executive, the Executive's spouse, or the Executive's beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement;
      (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

11. COVENANT NOT TO INTERFERE. The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is designated beneficiary.

12.   MISCELLANEOUS.

      12.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

      12.2. ARBITRATION OF DISPUTES. All Claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at 111 Pine Street, Suite 710, in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located at 417 Montgomery Street, in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedures used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in California, unless otherwise agreed by the parties.

      12.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs collection of any judgement or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgement is rendered.

      12.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission of a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addresses to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                   If to the Employer:

                         Western Sierra National Bank
                         4011 Plaza Goldorado Circle
                         Cameron Park, California 95682

                   If to the Executive:
                         Gary D. Gall
                         2520 Greens Landing Ct.
                         Cameron Park, CA 95682

      12.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be:
            (i) subject to seizure by any creditor of any such beneficiary, be proceeding at law or in equity, for the payment of any debt, judgements, alimony or separate maintenance obligations which may be owned by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall thereupon have no further liability hereunder.

      12.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm, or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

      12.7 NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

      12.8 PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

      12.9. ENTIRE AMOUNT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or arrangements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

       12.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

       12.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

       12.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

       12.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of: (i) the California Superintendent of Banks; (ii) the Board of Governors of the Federal Reserve System;
              (iii) the Federal Deposit Insurance Corporation; or (iv) any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Cameron Park, California.

THE EMPLOYER:                             THE EXECUTIVE:

WESTERN SIERRA NATIONAL BANK
a California Corporation

By:  /s/ JOSEPH A. SURRA                  By: /s/ GARY D. GALL
     --------------------------------         ----------------------------------
     Joseph A. Surra                          Gary D. Gall
     Chairman of Board                        President/CEO

                                   SCHEDULE A

  NUMBER OF COMPLETE
YEARS WHICH HAVE ELAPSED                                      APPLICABLE PERCENTAGE
------------------------                                      ---------------------
         1  ......................................................    5.00%

         2  ......................................................   10.00%

         3  ......................................................   15.00%

         4  ......................................................   20.00%

         5  ......................................................   25.00%

         6  ......................................................   30.00%

         7  ......................................................   35.00%

         8  ......................................................   40.00%

         9  ......................................................   45.00%

        10  ......................................................   50.00%

        11  ......................................................   55.00%

        12  ......................................................   60.00%

        13  ......................................................   65.00%

        14  ......................................................   70.00%

        15  ......................................................   75.00%

        16  ......................................................   80.00%

        17  ......................................................   85.00%

        18  ......................................................   88.00%

        19  ......................................................   91.00%

        20  ......................................................   94.00%

        21  ......................................................   97.00%

        22  ......................................................  100.00%


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
                                   SCHEDULE B

                             BENEFICIARY DESIGNATION


TO:   ADMINISTRATOR OF THE Gary D. Gall
      EXECUTIVE SALARY CONTINUATION AGREEMENT

Pursuant to the provisions of my Executive Salary Continuation Agreement with Gary D. Gall permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:


Nancy C. Gall           2520 Greens Landing Ct. Cameron PK. Ca        Spouse
-------------           --------------------------------------      ------------
Name                                     Address                    Relationship

SECONDARY (CONTINGENT) BENEFICIARY:

                                14180 E Hywy 120          Sid Gall Trustee under
Sid Gall                        Ripon, CA. 95366            Will Dated 6/24/94
------------                    ----------------          ----------------------
Name                                Address                     Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATION ... BENEFICIARIES AND SECONDARY BENEFICIARIES ...

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me then to the Secondary Beneficiary, and if no named beneficiary survives me, the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                        THE EXECUTIVE:

Date: 1/9, 1995                                    /s/ GARY D. GALL
                                        ----------------------------------------
                                              Gary D. Gall, President/CEO


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
                        CONSENT OF THE EXECUTIVE'S SPOUSE
                      TO THE ABOVE BENEFICIARY DESIGNATION:

I, Nancy C. Gall , being the spouse of Gary D. Gall, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Salary Continuation Agreement entered into by my spouse on January 9, 1995. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Salary Continuation Agreement and in which I may have marital property Interest.


Dated: February 28, 1995                            /s/ NANCY C. GALL
                                             -----------------------------------
                                                    Nancy C. Gall, Spouse


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